UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 3, 2005

                                PURE WORLD, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                0-10566                                   95-3419191
        (Commission File Number)               (IRS Employer Identification No.)

            376 Main Street,
  P.O. Box 74, Bedminster, New Jersey                       07921
(Address of Principal Executive Offices)                 (Zip Code)

                                 (908) 234-9220
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement

            Pure World, Inc. ("Pure World"), Naturex S.A., a societe anonyme organized under the laws of the French republic ("Naturex"), and Naturex Acquisition Corp, an acquisition subsidiary of Naturex ("Purchaser") have entered into an Agreement and Plan of Merger dated as of June 6, 2005 (the "Merger Agreement"). Concurrently with the execution of the Merger Agreement, Naturex and Purchaser entered into a Stockholder Agreement with Paul O. Koether, the Chairman and principal stockholder of Pure World, and other stockholders affiliated with Mr. Koether. Pure World also entered into a Consulting Agreement with Mr. Koether.

            Merger Agreement

            The Merger Agreement provides for Purchaser to acquire Pure World by causing Purchaser to commence a cash tender offer (the "Offer") for all of the issued and outstanding capital stock of Pure World other than shares held by Naturex, Purchaser, or their subsidiaries. The Offer will provide for Purchaser to offer each holder of Pure World's common stock $4.30 per share, net to the seller in cash. The Merger Agreement requires that Purchaser commence the Offer not later than June 20, 2005 (10 business days after the date of the Merger Agreement) and keep the Offer open until the 20th business day after commencement.

            Closing of the Offer is subject to a number of standard conditions set forth in the Merger Agreement. Closing of the Offer also is subject to the condition that, immediately prior to the expiration of the Offer, such number of shares of Pure World common stock that, when added to shares already beneficially owned by Naturex, Purchaser and their subsidiaries, constitutes a majority of the then-outstanding shares of Pure World common stock on a fully diluted basis shall have been validly tendered and not withdrawn.

            The Merger Agreement provides that, following the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will merge with and into Pure World (the "Merger"). As a result of the Merger, the separate corporate existence of Purchaser will cease and Pure World will continue as the surviving corporation in the Merger. At the effective time of the Merger, each outstanding share of Pure World's common stock (other than shares held by (i) Pure World, (ii) Naturex or Purchaser or any of their respective direct or indirect subsidiaries, or (iii) stockholders who are entitled to and have properly exercised their appraisal rights under
            Section 262 of the Delaware General Corporation Law (the "DGCL")) will be converted automatically into the right to receive an amount equal to $4.30 per share, in cash, without interest thereon.

            Outstanding Pure World stock options, whether or not vested or exercisable, are expected to be canceled immediately prior to the Merger, and the holders of those options thereafter will be entitled to receive an amount in cash equal to the difference between $4.30 and the exercise price of each option, for each share of Pure World common stock formerly subject to the options.


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

            Naturex, Purchaser and Pure World have made customary representations, warranties and covenants in the Merger Agreement, including covenants by Pure World not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction, subject to the requirements of the fiduciary duties of Pure World's Board of Directors.

            The Merger Agreement contains certain termination rights for both Naturex and Pure World, including that either Naturex or Pure World may terminate the Merger Agreement if no shares have been accepted and the Merger has not been consummated on or before October 15, 2005, and further provides that, upon termination of the Merger Agreement under certain circumstances, Pure World may be obligated to pay Naturex a termination fee of $750,000.

            A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

            Stockholder Agreement

            In connection with the execution of the Merger Agreement, Naturex and Purchaser entered into a Stockholder Agreement, dated as of June 6, 2005, (the "Stockholder Agreement"), with Paul O. Koether, Pure World's Chairman of the Board and the principal stockholder of Pure World, and other stockholders affiliated with Mr. Koether (the "Stockholders").

            Pursuant to the Stockholder Agreement, the Stockholders have agreed, subject to certain conditions, to tender all of their shares of Pure World common stock in the Offer and to vote all of their shares in favor of the transactions contemplated by the Stockholder Agreement and the Merger Agreement.

            The Stockholders hold an aggregate of 3,392,943 shares of Pure World common stock, and the Stockholder Agreement applies to any shares of Pure World common stock acquired by the Stockholders after June 6, 2005.

            A copy of the Stockholder Agreement is attached as Exhibit 10.1. to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Stockholder Agreement is qualified in its entirety by reference to the full text of the Stockholder Agreement.

            Consulting Agreement

            In connection with the execution of the Merger Agreement, Pure World and Mr. Koether entered into a Consulting Agreement, dated as of June 6, 2005 ("Consulting Agreement"), which will become effective as of the date Purchaser accepts for payment any shares tendered under the Offer. Under the terms of the Consulting


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

            Agreement, Mr. Koether is to provide Pure World with consulting services for up to ten hours per month over the three-year term of the agreement. Mr. Koether has also agreed not to compete with Pure World during the term of the agreement, or to use or disclose any confidential information belonging to Pure World, during the term of the agreement or thereafter. Mr. Koether will receive an annual fee of $100,000 under the Consulting Agreement. He will also receive medical and hospital insurance benefits, reimbursement of expenses incurred in connection with performance of his duties under the agreement, and continued use of a company automobile. A copy of the Consulting Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Consulting Agreement is qualified in its entirety to the full text of the Consulting Agreement.

            Retention Agreement

            In January 2005, Pure World entered into an oral retention agreement with Sue Ann Merrill, Pure World's Chief Financial Officer. Under the agreement, Ms. Merrill was entitled to a retention bonus of $35,000 if she remained as Pure World's Chief Financial Officer through April 30, 2005, and an additional payment of $15,000 if Pure World was acquired by a third party. The agreement was subsequently amended in May 2005, to provide that Ms. Merrill would receive an additional retention bonus of $35,000 if she remained as Chief Financial Officer through June 30, 2005, and Mr. Merrill agreed to remain as Chief Financial Officer after June 30, 2005 if requested by Pure World.

            Forgiveness of Loans

            On June 3, 2005, the Board of Directors of Pure World voted to forgive outstanding loans in the amount of $80,000 made to Dr. Qun Yi Zheng, Pure World's President and Chief Operating Officer, and in the amount of $53,787.50 made to William Mahomes, a director.

Item 1.02   Termination of a Material Definitive Agreement

            As set forth above under Item 1.01 of this Current Report on Form 8-K, Paul O. Koether has entered into the Consulting Agreement with Pure World. Under the terms of the Consulting Agreement, Mr. Koether's employment agreement with Pure World will terminate as of the date Purchaser accepts for payment any shares tendered under the Offer. In accordance with the terms of his employment agreement, Mr. Koether will receive from Pure World a payment of $645,000 in connection with termination of the agreement.

Item 9.01   Financial Statements and Exhibits

            (c)   Exhibits

                  The exhibits required by Item 6.01 of Regulation S-K are listed on the attached Exhibit Index, which is incorporated herein by reference.


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                                   SIGNATURES:

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2005                            PURE WORLD, INC.
                                               (Registrant)


                                               By: /s/ Sue Ann Merrill
                                                   -----------------------------
                                                   Sue Ann Merrill
                                                   Chief Financial Officer


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

EXHIBIT INDEX

Exhibit           Description
-------           --------------------------------------------------------------

2.1* Agreement and Plan of Merger dated as of June 6, 2005 by and among Naturex, S.A., Naturex Acquisition Corp. and Pure World, Inc.

10.1 Stockholder Agreement dated as of June 6, 2005 by and among Naturex, S.A., Naturex Acquisition Corp. and Paul O. Koether.

10.2 Consulting Agreement dated as of June 6, 2005 between Pure World, Inc. and Paul O. Koether.

10.3 Summary of principal terms of Retention Agreement between Pure World, Inc. and Sue Ann Merrill

99.1 Press Release dated June 6, 2005 (incorporated by reference to Exhibit (a)(5) to Schedule 14D-9 filed by Pure World, Inc. on June 6, 2005).

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*Pure World agrees by this filing to supplementally furnish to the Commission, upon request, a copy of the schedules to this agreement.